                                                                     EXHIBIT 4.3

                   SERIES A WARRANT TO PURCHASE COMMON STOCK

                               No. Series A-____

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

THE SECURITIES REPRESENTED BY OR UNDERLYING THIS INSTRUMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATION S PROMULGATED UNDER THE ACT, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

THIS WARRANT AND THE UNDERLYING WARRANT SHARES HAVE NOT BEEN REGISTERED UNDER THE ACT, AND (i) THE WARRANT AND THE WARRANT SHARES MAY NOT BE EXERCISED, OFFERED OR SOLD BY OR ON BEHALF OF U.S. PERSONS, (ii) THE WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES (EXCEPT AS PERMITTED BY REGULATION S) AND (iii) THE WARRANT SHARES MAY NOT BE DELIVERED IN THE UNITED STATES UNLESS, IN EACH CASE, THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING THE WARRANT AND WARRANT SHARES OR THERE IS AVAILABLE AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

BEGINNING ON THE FIRST DAY AFTER THE ONE YEAR ANNIVERSARY OF THE TERMINATION OF THE CORPORATION'S SERIES A NOTE OFFERING (THE "ANNIVERSARY DATE"), EACH OF THE ABOVE THREE RESTRICTIVE LEGENDS AND THIS LEGEND ("SECURITIES LEGENDS") SHALL BE OF NO FURTHER FORCE OR EFFECT, AND THE TRANSFER AGENT IS HEREBY AUTHORIZED, AT ANY TIME ON OR AFTER THE ANNIVERSARY DATE, TO ISSUE A NEW WARRANT INSTRUMENT WITHOUT THE SECURITIES LEGENDS OR THIS LEGEND, IN EXCHANGE FOR THIS LEGENDED WARRANT INSTRUMENT UPON SURRENDER BY AND AT THE REQUEST OF THE HOLDER WITHOUT FURTHER AUTHORIZATION FROM THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS WARRANT OR ISSUABLE HEREUNDER ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME, NOT TO EXCEED ONE HUNDRED EIGHTY (180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST UNDERWRITTEN PUBLIC OFFERING, AS SET FORTH IN SECTION 10 OF THIS WARRANT (THE "LOCK-UP PERIOD"). BEGINNING ON THE FIRST DAY AFTER THE EXPIRATION DATE OF THE LOCK-UP PERIOD, THIS RESTRICTIVE LEGEND (THE "LOCK-UP LEGEND") SHALL BE OF NO FURTHER FORCE OR EFFECT, AND THE TRANSFER AGENT IS HEREBY AUTHORIZED, AT ANY TIME ON OR AFTER THE EXPIRATION DATE OF THE LOCK-UP PERIOD, TO ISSUE A NEW WARRANT INSTRUMENT WITHOUT THE LOCK-UP LEGEND, IN EXCHANGE FOR THIS LEGENDED WARRANT INSTRUMENT UPON SURRENDER BY AND AT THE REQUEST OF THE HOLDER WITHOUT FURTHER AUTHORIZATION FROM THE CORPORATION.

No. Series A-___

                        WARRANT TO PURCHASE COMMON STOCK
                        --------------------------------

         NETSOURCE INTERNATIONAL TELECOMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), hereby grants to ______________________ (the "Holder"), the right to purchase from the Corporation that number of shares of the common stock of the Corporation (the "Warrant Shares") as set forth below. This Warrant is one of a series of Warrants issued in connection with and subject to certain rights, privileges and restrictions set forth in a Subscription Agreement dated for reference purposes only as of May 31, 1996 entered into between the Holder and the Corporation (the "Subscription Agreement") in connection with a Confidential Private Placement Memorandum dated for reference purposes only on even date therewith (the "PPM"), pursuant to which the Holder has purchased this Warrant and a Series A Secured Subordinated Convertible Note (Serial No. A-___) of the Corporation, in the principal amount of ___________________________ U.S. Dollars ($________) (the "Series A Note").

         1. Term. This Warrant may be exercised at any time after the earlier to
            ----
occur of (i) the Corporation's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "Act") covering the offering and sale of shares of Common Stock for the account of the Corporation (other than a registration statement effected solely to implement an employee benefit plan or a transaction in which Rule 145 of the Securities and Exchange Commission is applicable (the "IPO"), or (ii) January 1, 1997, and through June 30, 1999 (the "Exercise Period").

         2. Warrant Shares. The number of Warrant Shares for which this Warrant
            --------------
may be exercised shall be equal to eight percent (8%) of the number of shares of common stock into which the Series A Note is converted or is convertible from time to time (rounded down to the nearest whole number); provided, however, that in the event the Series A Note is cancelled, the number of shares for which this Warrant may be exercised shall thereafter be equal to eight percent (8%) of the number of shares of common stock into which the Series A Note would be convertible if still outstanding (rounded down to the nearest whole number).

         3. Exercise Price. The exercise price for each share of the
            --------------
Corporation's common stock purchasable hereunder shall be equal to the per share conversion price established from time to time under the Series A Note; provided, however, that in the event the Series A Note is cancelled, the per share exercise price hereunder shall thereafter be equal to the per share conversion price that would be established under the Series A Note if still outstanding; and provided further, however, that if the IPO has not been consummated on, or prior to, June 30, 1998, the exercise price will be adjusted to a per share price equal to fifty percent (50%) of the average per share price of any unaffiliated third-party equity financing in excess of $2,000,000 undertaken in one transaction or series of related transactions consummated by the Corporation after June 30, 1998 and prior to the termination of the Exercise Period (the "Exercise Price"). Upon request by the Holder, the Corporation shall notify the Holder as to the then applicable Exercise Price in effect.

         4. Exercise of Warrant. This Warrant may be exercised in whole or in
            -------------------
part, but not for less than one thousand (1,000) Warrant Shares (or such lesser number of Warrant Shares as may at the time of exercise constitute the maximum number exercisable) and in excess of 1,000 Warrant Shares in increments of 1,000 Warrant Shares. It is exercisable, subject to the satisfaction of applicable securities laws, at any time during the Exercise Period by the surrender of the Warrant to the Corporation at its principal office together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, accompanied by payment in full of the amount of the aggregate Exercise Price of the Warrant Shares in immediately available funds. The Corporation agrees that the Warrant Shares so purchased shall be issued as soon as practicable thereafter, and that the Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered, together with payment in full as required above. It shall be a condition to the exercise of this Warrant that the Holder or any transferee hereof certify to the Corporation, at the time of exercise, either that he or it is not a U.S. Person (as defined in Regulation S under the Securities Act of 1933, as amended (the "Securities Act") and that this Warrant is not being exercised on behalf of a U.S. Person, or to provide an opinion of counsel that the Warrant and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or that an exemption from the registration requirements of the Securities Act is available. It shall be a further condition to the exercise of this Warrant that the Warrant may not be exercised in the United States and the Warrant Shares may not be delivered to the United States absent registration under the Securities Act or an available exemption from registration, unless otherwise permitted by Regulation S.

         5. Fractional Interest.  The Corporation shall not be required to issue
            -------------------
any fractional shares on the exercise of this Warrant.

         6. Warrant Confers No Rights of Stockholder.  The Holder shall not have
            ----------------------------------------
any rights as a stockholder of the Corporation with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

         7. Investment Representation. Neither this Warrant nor the Warrant
            -------------------------
Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Holder acknowledges by acceptance of the Warrant that as of the date of this Warrant and at the time of exercise (a) he has acquired this Warrant or the Warrant Shares, as the case may be, for investment and not with a view to distribution; and either (b) he has a pre-existing personal or business relationship with the Corporation, or its executive officers, or by reason of his business or financial experience he has the capacity to protect his own interests in connection with the transaction; (c) he is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act and
(d) he meets all of the requirements for a purchaser to qualify for exemption under Regulation S promulgated under the Securities Act. The Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view to distribution and such Warrant Shares will not be registered under the Securities Act and applicable state securities laws and that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws or, based on an opinion of counsel reasonably satisfactory to the Corporation, an exemption from such registration and qualification is available. The Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or substantially similar legends, on each certificate to be issued to the Holder by the Corporation in connection with the issuance of such Warrant Shares up to and through the Anniversary Date or the date of expiration of the Lock-Up Period, as applicable:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITIES, OR (B) THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE LAW.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO THE PROVISIONS UNDER REGULATION S OR PURSUANT TO REGISTRATION UNDER SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION.

BEGINNING ON THE FIRST DAY AFTER THE ONE YEAR ANNIVERSARY OF THE TERMINATION OF THE CORPORATION'S SERIES A NOTE OFFERING (THE "ANNIVERSARY DATE"), EACH OF THE ABOVE RESTRICTIVE LEGENDS AND THIS LEGEND ("SECURITIES LEGENDS") SHALL BE OF NO FURTHER FORCE OR EFFECT, AND THE TRANSFER AGENT IS HEREBY AUTHORIZED, AT ANY TIME ON OR AFTER THE ANNIVERSARY DATE, TO ISSUE A NEW CERTIFICATE WITHOUT THE SECURITIES LEGENDS, IN EXCHANGE FOR THIS LEGENDED CERTIFICATE UPON SURRENDER BY AND AT THE REQUEST OF THE HOLDER WITHOUT FURTHER AUTHORIZATION FROM THE CORPORATION.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME, NOT TO EXCEED ONE HUNDRED EIGHTY
(180) DAYS FROM THE EFFECTIVE DATE OF THE CORPORATION'S FIRST UNDERWRITTEN PUBLIC OFFERING (THE "LOCK-UP PERIOD"). BEGINNING ON THE FIRST DAY AFTER THE EXPIRATION DATE OF THE LOCK-UP PERIOD, THIS RESTRICTIVE LEGEND (THE "LOCK-UP LEGEND") SHALL BE OF NO FURTHER FORCE OR EFFECT, AND THE TRANSFER AGENT IS HEREBY AUTHORIZED, AT ANY TIME ON OR AFTER THE EXPIRATION DATE OF THE LOCK-UP PERIOD, TO ISSUE A NEW CERTIFICATE WITHOUT THE LOCK-UP LEGEND, IN EXCHANGE FOR THIS LEGENDED CERTIFICATE UPON SURRENDER BY AND AT THE REQUEST OF THE HOLDER WITHOUT FURTHER AUTHORIZATION FROM THE CORPORATION.

         8. Reservation of Shares. The Corporation agrees at all times during
            ---------------------
the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its common stock to provide for the exercise of the rights represented hereby. On or before the Anniversary Date, the Corporation will give its stock transfer agent a standing order authorizing the stock transfer agent to issue, after the Anniversary Date, free of Securities Legends, the shares of Common Stock issuable upon exercise of this Warrant.

         9. Adjustment for Re-Classification of Capital Stock. If the
            -------------------------------------------------
Corporation at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination, or re-classification. If shares of the Corporation's common stock are subdivided into a greater number of shares of common stock, the Exercise Price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased; and conversely, if shares of the Corporation's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

         10. Public Offering Lock-Up. In connection with the IPO, the Holder
             -----------------------
agrees, upon the request of the Corporation or the underwriters managing such underwritten offering of the Corporation's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of the Corporation's securities without the prior written consent of the Corporation, and such underwriters, as the case may be, for a period of time, not to exceed one hundred eighty (180) days from the effective date of the registration statement for the IPO (the "Lock-Up Period"). Such agreement shall be in writing in the form reasonably satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said Lock-Up Period. On or before the expiration date of the LockUp Period, the Corporation will give its stock transfer agent a standing order authorizing the stock transfer agent to issue, after such expiration date, free of the "Lock-Up Legend," the shares of Common Stock issuable upon exercise of this Warrant. In addition, on or before the expiration date of the Lock-Up Period, the Corporation will give its stock transfer agent a standing order authorizing the stock transfer agent to issue, after such expiration date, free of the "Lock-Up Legend," a new Warrant instrument for this Warrant upon surrender and at the request of the Holder.

         11. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by
             -------------------------------------------------
the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant or stock certificate, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Corporation will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of this Warrant or stock certificate.

         12. Assignment. With respect to any offer, sale or other disposition of
             ----------
this Warrant or any underlying securities to be made prior to the Anniversary Date, the Holder will give written notice to the Corporation prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect, including, but not limited to, Regulation S under the Act). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in the Subscription Agreement. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Corporation, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Corporation. If a determination has been made pursuant to this Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Corporation, the Corporation shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 7. The Corporation may issue stop transfer instructions to its transfer agent in connection with such restrictions. Warrants and underlying securities issued upon transfers after the Anniversary Date shall be issued without the Securities Legends. Warrants and underlying securities issued upon transfers after the expiration date of the Lock-Up Period shall be issued without the Lock-Up Legend.

         13. Governing Law.  This Warrant shall be governed by and construed in
             -------------
accordance with the laws of the State of California applicable to contracts between California residents entered into and to be performed entirely within the State of California.

         14. Amendments. Any terms of this Warrant may be amended with the
             ----------
written consent of the Corporation and the holders of Warrants representing not less than 75% of the shares of Common Stock issuable upon exercise of all Warrants, except that authorized amendments to the Series A Note that by their terms necessarily affect this Warrant shall automatically be deemed amendments to this Warrant.

         15. Notices. Any notice required or permitted under this Warrant shall
             -------
be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified by hand or professional courier service or for mailings from and to any address in North America (Canada, United States and Mexico) five (5) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party in the Subscription Agreement, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

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

         16. Attorneys' Fees.  If any action at law or in equity is necessary to
             ---------------
enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

         17. Headings; References.  All headings used herein are used for
             --------------------
convenience only and shall not be used to construe or interpret this Warrant.


Dated: June 24, 1996

                                    NETSOURCE INTERNATIONAL
                                    TELECOMMUNICATIONS, INC.

                                    By:
                                       --------------------------------
                                       (Signature)


                                    -----------------------------------
                                    (Print Name & Title)

                               NOTICE OF EXERCISE

To:      NETSOURCE INTERNATIONAL TELECOMMUNICATIONS, INC.

         (1) The undersigned hereby elects to purchase ____________ shares of Common Stock of NetSource International Telecommunications, Inc., pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full.

         (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), including, but not limited to, Regulation S promulgated thereunder, or any state securities laws.

         (3) The undersigned hereby certifies that either (i) the undersigned is not a U.S. Person (as such term is defined in Regulation S under the Securities
Act), or (ii) the undersigned has delivered to the Corporation an opinion of counsel to the effect that this Warrant and the Warrant Shares to be delivered upon exercise thereof have been registered under the Securities Act or an exemption from such registration is available.

         (4) The undersigned further certifies that this Warrant is not being exercised in the United States and understands and agrees that the Warrant Shares may not be delivered to the United States, except as permitted by Regulation S, absent registration under the Securities Act or an available exemption from such registration.

         (5) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

         (6) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.


                                                --------------------
                                                       (Name)

         ---------------------                  --------------------
         (Date)                                        (Signature)

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